Exhibit 99.1

Key Energy Services, Inc.	February 27, 2017
1301 McKinney Street Suite 1800 Houston, TX 77010
Contact: West Gotcher 713-757-5539

FOR IMMEDIATE RELEASE
Key Energy Services Reports Fourth Quarter and Full-Year 2016 Earnings
HOUSTON, TX, February 27, 2017 - Key Energy Services, Inc. (NYSE: KEG) today reported a net loss of $131.7 million, or $0.82 per diluted share, on revenue of $399.4 million for the period from January 1, 2016 to December 15, 2016 for the Predecessor Company, and a net loss of $10.2 million, or $0.51 per diluted share, on revenue of $17.8 million for the period from December 16, 2016 to December 31, 2016 for the Successor Company. Upon emergence from Chapter 11 bankruptcy on December 15, 2016, the Company adopted fresh start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. References to "Successor" relate to the financial position of the reorganized Key as of and subsequent to December 16, 2016; references to "Predecessor" refer to the financial position of Key as of and prior to December 15, 2016 and the results of operations through December 15, 2016. As a result of the application of fresh start accounting and the effects of the implementation of the Prepackaged Plan of Reorganization, the financial statements on or after December 16, 2016 are not comparable with the financial statements prior to that date.
For the period October 1, 2016 to December 15, 2016, the Predecessor reported net income of $173.4 million, or $1.08 per diluted share, on revenue of $90.9 million. Predecessor results for the period from October 1, 2016 to December 15, 2016 include a net gain associated with the Company's restructuring of $245.6 million, or $1.53 per diluted share, a charge related to settlement accruals of $16.7 million, or $0.10 per diluted share, an impairment charge of $4.6 million, or $0.03 per diluted share, professional fees incurred in connection with our emergence from voluntary reorganization of $3.1 million, or $0.02 per diluted share, a charge related to a vacation policy accrual change of $3.4 million, or $0.02 per diluted share, a financing-related and insurance policy tail expense of $2.4 million, or $0.02 per diluted share, an expense related to the vesting of equity compensation in bankruptcy of $2.0 million, or $0.01 per diluted share, severance costs of $0.7 million, or $0.00 per diluted share and a loss on sale of assets of $0.1 million, or $0.00 per diluted share. Excluding these items, the Predecessor reported a normalized net loss of $39.0, or $0.24 per diluted share. For the period December 16, 2016 to December 31, 2016, the Successor reported a net loss of $10.2 million, or $0.51 per diluted share, on revenue of $17.8 million. Successor results for the period from December 16, 2016 to December 31, 2016 included a loss on sale of assets of $0.4 million, or $0.02 per diluted share. Excluding this item, the Successor reported a normalized net loss of $9.8 million, or $0.49 per diluted share. For the period July 1, 2016 to September 30, 2016, Predecessor reported a net loss of $130.8 million, or $0.81 per diluted share, on revenue of $102.4 million. Predecessor results for the period July 1, 2016 to September 30, 2016 included a charge of $40.0 million, or $0.25 per share, for asset impairments associated with the sale of Key's business in Mexico, costs of $13.2 million, or $0.08 per share, in professional and other fees related to Key's restructuring, costs of $6.3 million, or $0.04 per share, related to certain legal settlements the Company is pursuing and a charge of $2.2 million, or $0.01 per share, related to the loss on sale of certain obsolete assets.

February 27, 2017

	Successor	Predecessor
	Period from December 16, 2016 to December 31, 2016	Period from October 1, 2016 to December 15, 2016	Quarter ended September 30, 2016	Quarter ended December 31, 2015
Revenues	$17.8	$90.9	$102.4	$150.2
Net income (loss)	(10.2)	173.4	(130.8)	(152.5)
Diluted income (loss) per share	(0.51)	1.08	(0.81)	(0.97)
Adjusted EBITDA*	(4.9)	0.8	(14.4)	(6.7)
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s completed FCPA investigations.
For the period from January 1, 2016 to December 15, 2016, the Predecessor reported a net loss of $131.7 million, or $0.82 per diluted share, on revenue of $399.4 million. Predecessor results for the period from January 1, 2016 to December 15, 2016 included a net gain associated with the Company's restructuring of $245.6 million, or $1.53 per diluted share, an impairment charge of $44.6 million, or $0.28 per diluted share, professional fees incurred in connection with our emergence from voluntary reorganization of $25.8 million, or $0.16 per diluted share, severance costs of $9.0 million, or $0.06 per diluted share, a charge for certain legal settlements the Company is pursuing of $16.7 million, or $0.10 per diluted share, a loss on sale of assets of $5.2 million, or $0.03 per diluted share, a charge associated with the completed FCPA investigation settlement of $5.0 million, or $0.03 per diluted share, a charge related to a vacation policy accrual change of $3.4 million, or $0.02 per diluted share, a financing-related and insurance policy tail expense of $2.4 million, or $0.02 per diluted share, and an expense related to the vesting of equity compensation in bankruptcy of $2.0 million, or $0.01 per diluted share. Excluding these items, the Company reported a normalized net loss of $256.7 million, or $1.60 per diluted share. For the period December 16, 2016 to December 31, 2016, the Successor reported a net loss of $10.2 million, or $0.51 per diluted share, on revenue of $17.8 million. Successor results for the period from December 16, 2016 to December 31, 2016 included a loss on sale of assets of $0.4 million, or $0.02 per diluted share. Excluding this item, the Successor reported a normalized net loss of $9.8 million, or $0.49 per diluted share. For the twelve-month period ending December 31, 2015, the Predecessor reported a net loss of $917.7 million, or $5.86 per diluted share, on revenue of $792.3 million.

	Successor	Predecessor
	Period from December 16, 2016 through December 31, 2016	Period from January 1, 2016 through December 15, 2016	Year Ended December 31, 2015
	(unaudited)	(unaudited)
Revenues	$17.8	$399.4	$792.3
Net loss	(10.2)	(131.7)	(917.7)
Diluted loss per share	(0.51)	(0.82)	(5.86)
Adjusted EBITDA*	(4.9)	(48.7)	(28.1)
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s completed FCPA investigations.

February 27, 2017

The following discussion and table sets forth financial information by operating segment and other selected information for the periods indicated. Except as otherwise indicated, the financial measures discussed in these results of operations combine the Successor and Predecessor results for the quarter ended December 31, 2016 in order to provide some comparability of such information to the quarter ended September 30, 2016. While this combined presentation is not presented according to generally accepted accounting principles in the United States ("GAAP"), management believes that providing this financial information is the most relevant and useful method for making comparisons to the prior periods.

	Successor	Predecessor	Combined
	Period from December 16, 2016 through December 31, 2016 (Unaudited)	Period from October 1, 2016 through December 15, 2016 (Unaudited)	Period from October 1, 2016 through December 31, 2016 (Unaudited)
	a	b	a+b

U.S. Rig Services
Revenue	8,549	53,250	61,799
Operating Income	(1,930)	(10,416)	(12,346)
Adjusted EBITDA	(802)	9,682	8,880
Fluid Management Services
Revenue	3,208	14,778	17,986
Operating Income	(1,138)	(10,884)	(12,022)
Adjusted EBITDA	(151)	(2,409)	(2,560)
Coiled Tubing Services
Revenue	1,392	6,275	7,667
Operating Income	(256)	(2,744)	(3,000)
Adjusted EBITDA	(53)	115	62
Fishing & Rental Services
Revenue	3,389	12,017	15,406
Operating Income	(265)	(6,669)	(6,934)
Adjusted EBITDA	893	638	1,531
U.S. Results
Revenue in U.S. Rig Services for the combined fourth quarter period of 2016 was $61.8 million. For the period October 1, 2016 to December 15, 2016, Predecessor U.S. Rig Services generated an operating loss of $10.4 million, or -19.6% of revenue, and for the period December 16, 2016 to December 31, 2016, Successor U.S. Rig Services generated an operating loss of $1.9 million, or -22.6% of revenue. U.S. Rig Services Adjusted EBITDA for the combined fourth quarter period of 2016 was $8.9 million, or 14.4% of revenue. Predecessor U.S. Rig Services revenue for the third quarter of 2016 was $59.1 million and generated Adjusted EBITDA of $6.8 million, or 11.5% of revenue.
Revenue in Fluid Management Services for the combined fourth quarter period of 2016 was $18.0 million. For the period October 1, 2016 to December 15, 2016, Predecessor Fluid Management Services generated an operating loss of $10.9 million, or -73.7% of revenue, and for the period December 16, 2016 to December 31, 2016, Successor Fluid Management Services

February 27, 2017

generated an operating loss of $1.1 million, or -35.5% of revenue. Fluid Management Services Adjusted EBITDA loss for the combined fourth quarter period of 2016 was $2.6 million, or -14.2% of revenue. Predecessor Fluid Management Services revenue for the third quarter of 2016 was $19.0 million and generated an Adjusted EBITDA loss of $1.2 million, or -6.5% of revenue.
Revenue in Coiled Tubing Services for the combined fourth quarter period of 2016 was $7.7 million. For the period October 1, 2016 to December 15, 2016, Predecessor Coiled Tubing Services generated an operating loss of $2.7 million, or -43.7% of revenue, and for the period December 16, 2016 to December 31, 2016, Successor Coiled Tubing Services generated an operating loss of $0.3 million, or -18.4% of revenue. Coiled Tubing Services Adjusted EBITDA loss for the combined fourth quarter period of 2016 was $0.1 million, or -0.8% of revenue. Predecessor Coiled Tubing Services revenue for the third quarter of 2016 was $7.1 million and generated an Adjusted EBITDA loss of $1.6 million, or -23.0% of revenue.
Revenue in Fishing & Rental Services for the combined fourth quarter period of 2016 was $15.4 million. For the period October 1, 2016 to December 15, 2016, Predecessor Fishing & Rental Services generated an operating loss of $6.7 million, or -55.5% of revenue, and for the period December 16, 2016 to December 31, 2016, Successor Fishing & Rental Services generated an operating loss of $0.3 million, or -7.8% of revenue. Fishing & Rental Services Adjusted EBITDA for the combined fourth quarter period of 2016 was $1.5 million, or 9.9% of revenue. Predecessor Fishing & Rental Services revenue for the third quarter of 2016 was $14.1 million and generated Adjusted EBITDA of $0.4 million, or 2.8% of revenue.
International Segment
Revenue in International segment for the combined fourth quarter period of 2016 was $5.9 million. For the period October 1, 2016 to December 15, 2016, Predecessor International generated an operating loss of $4.9 million, or -106.1% of revenue, and for the period December 16, 2016 to December 31, 2016, Successor International generated operating income of $0.1 million, or 5.2% of revenue. International Adjusted EBITDA for the combined fourth quarter period of 2016 was $1.1 million, or 19.0% of revenue. Predecessor International segment revenue for the third quarter of 2016 was $3.1 million and generated an Adjusted EBITDA loss of $2.0 million, or -64.5% of revenue.
General and Administrative Expenses
General and Administrative (G&A) expenses for the combined fourth quarter of 2016 were $40.2 million, which included $6.0 million of settlement accruals, $3.1 million of professional fees associated with the Company's financial restructuring, a $2.4 million expense related to financing and D&O policy expense, a $1.9 million expense related to vesting of equity compensation in bankruptcy, a $0.6 million charge associated with changes to vacation accrual policy and $0.7 million of severance expense. Excluding these costs and International G&A of $2.2 million, G&A in the fourth quarter was $23.3 million. For the Predecessor third quarter of 2016, G&A expenses were $42.5 million, which included $13.2 million of professional fees, $0.3 million in severance and $0.2 in costs associated with the completed FCPA investigations.
Overview and Outlook
Key's President and Chief Executive Officer, Robert Drummond, stated, "After emerging from our prepackaged bankruptcy during the fourth quarter of 2016 with a significantly improved balance sheet, we are encouraged to enter 2017 with early

February 27, 2017

signals of a recovering U.S. oil services market in North America. Stabilized oil prices have enabled our customers to begin addressing well maintenance needs and to begin evaluating new well opportunities.
"During the fourth quarter, our Rig Services hours improved approximately 4% sequentially, in a quarter where hours are typically down 3% - 5% due to seasonality. We view this counter-seasonal trend to be indicative of increased demand from our customers to perform well maintenance on economic wells where well maintenance may have previously been deferred due to low commodity prices.
"Increased demand for our services is not limited to the Rig Services segment, as we're currently seeing increased demand across all of our service lines and are realizing a degree of pricing discount recovery in all of our markets.
"We are encouraged by the cyclical and secular trends in our core production services businesses. The underlying economic rationale for our customers to perform well maintenance on conventional oil wells and the new demand associated with well maintenance of longer, more complex aging horizontal oil wells continues to improve. We expect to see this new layer of demand continue to develop in 2017 and we believe we are well-positioned to benefit from these trends."
Conference Call Information
As previously announced, Key management will host a conference call to discuss its fourth quarter and full-year 2016 financial results on Tuesday, February 28, 2017 at 10:00 a.m. CST. Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 352-204-8973. All callers should ask for the "Key Energy Services Conference Call" or provide the access code 71632175. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select "Investor Relations."
A telephonic replay of the conference call will be available on Tuesday, February 28, 2017, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 71632175. The replay will also be accessible at www.keyenergy.com under "Investor Relations" for a period of at least 90 days.

February 27, 2017

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Successor	Predecessor
	Period from December 16, 2016 through December 31, 2016	Period from October 1, 2016 to December 15, 2016	Three Months Ended
			September 30, 2016	December 31, 2015
REVENUES	$17,830	$90,917	$102,406	$150,174
COSTS AND EXPENSES:
Direct operating expenses	16,603	86,737	96,071	176,761
Depreciation and amortization expense	3,574	26,221	33,467	41,894
General and administrative expenses	6,501	33,653	42,456	38,963
Impairment expense	—	4,646	40,000	29,100
Operating loss	(8,848)	(60,340)	(109,588)	(136,544)
Interest expense, net of amounts capitalized	1,364	10,259	21,120	21,743
Other (income) loss, net	32	(1,778)	154	(705)
Reorganization items, net	—	(245,571)	—	—
Income (loss) before tax income taxes	(10,244)	176,750	(130,862)	(157,582)
Income tax (expense) benefit	—	(3,318)	110	5,097
NET INCOME (LOSS)	$(10,244)	$173,432	$(130,752)	$(152,485)
Income (loss) per share:
Basic and diluted	$(0.51)	$1.08	$(0.81)	$(0.97)
Weighted average shares outstanding:
Basic and diluted	20,090	160,449	160,846	157,585

February 27, 2017

	Successor	Predecessor
	Period from December 16, 2016 through December 31, 2016	Period from January 1, 2016 through December 15, 2016	Year Ended December 31, 2015
REVENUES	$17,830	$399,423	$792,326
COSTS AND EXPENSES:
Direct operating expenses	16,603	362,825	714,637
Depreciation and amortization expense	3,574	131,296	180,271
General and administrative expenses	6,501	163,257	202,631
Impairment expense	—	44,646	722,096
Operating income (loss)	(8,848)	(302,601)	(1,027,309)
Interest expense, net of amounts capitalized	1,364	74,320	73,847
Other (income) loss, net	32	(2,443)	9,394
Reorganization items, net	—	(245,571)	—
Loss before tax income taxes	(10,244)	(128,907)	(1,110,550)
Income tax (expense) benefit	—	(2,829)	192,849
NET LOSS	$(10,244)	$(131,736)	$(917,701)
Loss per share:
Basic and diluted	$(0.51)	$(0.82)	$(5.86)
Weighted average shares outstanding:
Basic and diluted	20,090	160,587	156,598

February 27, 2017

Segment Revenue and Operating Income (in thousands, except for percentages, unaudited):

	Successor	Predecessor
	Period from December 16, 2016 to December 31, 2016	Period from October 1, 2016 to December 15, 2016	Three Months Ended
			September 30, 2016	December 31, 2015
Revenues
U.S. Rig Services	$8,549	$53,250	$59,137	$77,856
Fluid Management Services	3,208	14,778	18,969	27,701
Coiled Tubing Services	1,392	6,275	7,146	16,377
Fishing & Rental Services	3,389	12,017	14,078	23,422
International	1,292	4,597	3,076	4,818
Consolidated Total	$17,830	$90,917	$102,406	$150,174

Operating Income (Loss)
U.S. Rig Services	$(1,930)	$(10,416)	$(9,004)	$(6,473)
Fluid Management Services	(1,138)	(10,884)	(13,225)	(16,565)
Coiled Tubing Services	(256)	(2,744)	(4,372)	(10,691)
Fishing & Rental Services	(265)	(6,669)	(6,951)	(4,704)
International	67	(4,876)	(44,389)	(71,886)
Functional Support	(5,326)	(24,751)	(31,647)	(26,225)
Consolidated Total	$(8,848)	$(60,340)	$(109,588)	$(136,544)

Operating Income (Loss) % of Revenues
U.S. Rig Services	(22.6)%	(19.6)%	(15.2)%	(8.3)%
Fluid Management Services	(35.5)%	(73.7)%	(69.7)%	(59.8)%
Coiled Tubing Services	(18.4)%	(43.7)%	(61.2)%	(65.3)%
Fishing & Rental Services	(7.8)%	(55.5)%	(49.4)%	(20.1)%
International	5.2%	(106.1)%	(1,443.1)%	(1,492.0)%
Consolidated Total	(49.6)%	(66.4)%	(107.0)%	(90.9)%

February 27, 2017

	Successor	Predecessor
	Period from December 16, 2016 through December 31, 2016	Period from January 1, 2016 through December 15, 2016	Year Ended December 31, 2015
Revenues
U.S. Rig Services	$8,549	$222,877	$377,131
Fluid Management Services	3,208	76,008	153,153
Coiled Tubing Services	1,392	30,569	89,823
Fishing & Rental Services	3,389	55,790	121,883
International	1,292	14,179	50,336
Consolidated Total	$17,830	$399,423	$792,326

Operating Income (Loss)
U.S. Rig Services	$(1,930)	$(39,460)	$(307,939)
Fluid Management Services	(1,138)	(37,936)	(43,484)
Coiled Tubing Services	(256)	(19,322)	(155,168)
Fishing & Rental Services	(265)	(26,408)	(197,412)
International	67	(59,226)	(182,536)
Functional Support	(5,326)	(120,249)	(140,770)
Consolidated Total	$(8,848)	$(302,601)	$(1,027,309)

Operating Income (Loss) % of Revenues
U.S. Rig Services	(22.6)%	(17.7)%	(81.7)%
Fluid Management Services	(35.5)%	(49.9)%	(28.4)%
Coiled Tubing Services	(18.4)%	(63.2)%	(172.7)%
Fishing & Rental Services	(7.8)%	(47.3)%	(162.0)%
International	5.2%	(417.7)%	(362.6)%
Consolidated Total	(49.6)%	(75.8)%	(129.7)%

February 27, 2017

Following is a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA and Adjusted EBITDA as required under Regulation G of the Securities Exchange Act of 1934.
Reconciliations of EBITDA and Adjusted EBITDA to net loss (in thousands, except for percentages, unaudited):

	Successor	Predecessor
	Period from December 16, 2016 to December 31, 2016	Period from October 1, 2016 to December 15, 2016	Three Months Ended
			September 30, 2016	December 31, 2015
Net income (loss)	(10,244)	$173,432	$(130,752)	$(152,485)
Income tax benefit	—	3,318	(110)	(5,097)
Interest expense, net of amounts capitalized	1,364	10,259	21,120	21,743
Interest income	(20)	(37)	(104)	(58)
Depreciation and amortization	3,574	26,221	33,467	41,894
EBITDA	$(5,326)	$213,193	$(76,379)	$(94,003)
% of revenues	(29.9)%	234.5%	(74.6)%	(62.6)%

Severance costs	—	745	313	1,340
Restructuring items, net	—	(245,571)	—	—
Impairment expense	—	4,646	40,000	29,100
Loss on sales of assets	384	81	2,163	50,907
Other write-offs	—	—	—	5,937
Professional fees	—	3,082	13,181	—
Settlement accruals	—	16,740	6,316	—
Vacation policy accrual change	—	3,396	—	—
Vesting of equity compensation in bankruptcy	—	1,991	—	—
Financing related and D&O policy tail expense	—	2,429	—	—
Other, net	—	46	—	—
Adjusted EBITDA*	$(4,942)	$778	$(14,406)	$(6,719)
% of revenues	(27.7)%	0.9%	(14.1)%	(4.5)%

Revenues	$17,830	$90,917	$102,406	$150,174

February 27, 2017

	Successor	Predecessor
	Period from December 16, 2016 through December 31, 2016	Period from January 1, 2016 through December 15, 2016	Year Ended December 31, 2015
Net loss	$(10,244)	$(131,736)	$(917,701)
Income tax benefit	—	2,829	(192,849)
Interest expense, net of amounts capitalized	1,364	74,320	73,847
Interest income	(20)	(407)	(159)
Depreciation and amortization	3,574	131,296	180,271
EBITDA	$(5,326)	$76,302	$(856,591)
% of revenues	(29.9)%	19.1%	(108.1)%

Severance costs	—	8,992	9,718
Restructuring items, net	—	(245,571)	—
Impairment expense	—	44,646	722,096
Allowance for collectibility of notes receivable	—	—	7,705
Loss on assets destroyed in Mexico	—	—	2,160
Loss on sales of assets	384	5,246	53,034
Legal settlement	—	6,316	—
FCPA settlement	—	5,000	—
Professional fees	—	25,785	—
Settlement accruals	—	16,740	—
Vacation policy accrual change	—	3,396	—
Vesting of equity compensation in bankruptcy	—	1,991	—
Financing related and D&O policy tail expense	—	2,429	—
Other, net	—	46	—
Bad debt expense - International	—	—	18,537
Other write-offs	—	—	9,666
Sales tax accrual	—	—	5,600
Adjusted EBITDA*	$(4,942)	$(48,682)	$(28,075)
% of revenues	(27.7)%	(12.2)%	(3.5)%

Revenues	$17,830	$399,423	$792,326
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s completed FCPA investigations.

February 27, 2017

	Successor
	Period from December 16, 2016 through December 31, 2016
	U.S. Rig Services	Fluid Management Services	Coiled Tubing Services	Fishing and Rental Services	International	Functional Support	Total
Net income (loss)	$(1,930)	$(1,138)	$(256)	$(265)	$49	$(6,704)	$(10,244)
Income tax benefit	—	—	—	—	—	—	—
Interest expense, net of amounts capitalized	—	—	—	—	—	1,364	1,364
Interest income	—	—	—	—	(2)	(18)	(20)
Depreciation and amortization	1,128	987	203	1,158	16	82	3,574
EBITDA	$(802)	$(151)	$(53)	$893	$63	$(5,276)	$(5,326)
% of revenues	(9.4)%	(4.7)%	(3.8)%	26.3%	4.9%	—%	(29.9)%
Loss on sale of assets	—	—	—	—	384	—	384
Adjusted EBITDA*	$(802)	$(151)	$(53)	$893	$447	$(5,276)	$(4,942)
% of revenues	(9.4)%	(4.7)%	(3.8)%	26.3%	34.6%	—%	(27.7)%

Revenues	$8,549	$3,208	$1,392	$3,389	$1,292	$—	$17,830
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s completed FCPA investigations.

February 27, 2017

	Predecessor
	Period from October 1, 2016 through December 15, 2016
	U.S. Rig Services	Fluid Management Services	Coiled Tubing Services	Fishing and Rental Services	International	Functional Support	Total
Net income (loss)	$(272,638)	$(21,011)	$49,346	$(83,755)	$(2,050)	$503,540	$173,432
Income tax benefit	—	—	—	—	(2,735)	6,053	3,318
Interest expense, net of amounts capitalized	—	—	—	—	—	10,259	10,259
Interest income	—	—	—	—	(8)	(29)	(37)
Depreciation and amortization	11,964	4,858	2,155	5,162	430	1,652	26,221
EBITDA	$(260,674)	$(16,153)	$51,501	$(78,593)	$(4,363)	$521,475	$213,193
% of revenues	(489.5)%	(33.5)%	142.7%	(137.2)%	(398.0)%	—%	18.1%

Severance costs	23	4	1	—	12	705	745
Restructuring items, net	262,455	9,374	(52,094)	76,918	377	(542,601)	(245,571)
Impairment expense	—	—	—	—	4,646	—	4,646
Loss on sales of assets	(3)	229	3	(111)	(37)	—	81
Professional fees	—	—	—	—	—	3,082	3,082
Settlement accruals	4,609	3,644	334	2,135	—	6,018	16,740
Vacation policy accrual change	1,916	477	119	240	—	644	3,396
Vesting of equity compensation in bankruptcy	402	16	29	49	38	1,457	1,991
Financing related and D&O policy tail expense	—	—	—	—	—	2,429	2,429
Other, net	954	—	222	—	—	(1,130)	46
Adjusted EBITDA*	$9,682	$(2,409)	$115	$638	$673	$(7,921)	$778
% of revenues	18.2%	(16.3)%	1.8%	5.3%	14.6%	—%	0.9%

Revenues	$53,250	$14,778	$6,275	$12,017	$4,597	$—	$90,917
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s completed FCPA investigations.

February 27, 2017

	Predecessor
	Period from January 1, 2016 through December 15, 2016
	U.S. Rig Services	Fluid Management Services	Coiled Tubing Services	Fishing and Rental Services	International	Functional Support	Total
Net income (loss)	$(301,649)	$(48,013)	$32,891	$(103,474)	$(53,950)	$342,459	$(131,736)
Income tax benefit	—	—	—	—	(5,820)	8,649	2,829
Interest expense, net of amounts capitalized	—	—	—	—	—	74,320	74,320
Interest income	—	—	—	—	(35)	(372)	(407)
Depreciation and amortization	56,242	22,583	10,729	26,547	6,497	8,698	131,296
EBITDA	$(245,407)	$(25,430)	$43,620	$(76,927)	$(53,308)	$433,754	$76,302
% of revenues	(110.1)%	(33.5)%	142.7%	(137.9)%	(376.0)%	—%	19.1%

Severance costs	1,061	321	270	295	983	6,062	8,992
Restructuring items, net	262,455	9,374	(52,094)	76,918	377	(542,601)	(245,571)
Impairment expense	—	—	—	—	44,646	—	44,646
Loss on sales of assets	(1,360)	5,102	1,082	(274)	696	—	5,246
Legal settlement	2,797	3,519	—	—	—		6,316
FCPA settlement	—	—	—	—	—	5,000	5,000
Professional fees	—	—	—	—	—	25,785	25,785
Settlement accruals	4,609	3,644	334	2,135	—	6,018	16,740
Vacation policy accrual change	1,916	477	119	240	—	644	3,396
Vesting of equity compensation in bankruptcy	402	16	29	49	38	1,457	1,991
Financing related and D&O policy tail expense	—	—	—	—	—	2,429	2,429
Other, net	954	—	222	—	—	(1,130)	46
Adjusted EBITDA*	$27,427	$(2,977)	$(6,418)	$2,436	$(6,568)	$(62,582)	$(48,682)
% of revenues	12.3%	(3.9)%	(21.0)%	4.4%	(46.3)%	—%	(12.2)%

Revenues	$222,877	$76,008	$30,569	$55,790	$14,179	$—	$399,423
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s completed FCPA investigations.

“EBITDA” is defined as income or loss attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as loss on debt extinguishment, certain other gains or losses, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

February 27, 2017

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•
EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

February 27, 2017

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements.
Important factors that may affect Key's expectations, estimates or projections include, but are not limited to, the following: conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; volatility in oil and natural gas prices; Key's ability to implement price increases or maintain pricing on its core services; industry capacity; increased labor costs or unavailability of skilled workers; asset impairments or other charges; the periodic low demand for Key's services and resulting operating losses and negative cash flows; Key's highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; the economic, political and social instability and risks of doing business in certain foreign countries; significant costs and potential liabilities resulting from compliance with applicable laws; Key's historically high employee turnover rate and its ability to replace or add workers, including executive officers; Key's ability to incur debt or long- term lease obligations; Key's ability to implement technological developments and enhancements; significant costs and liabilities resulting from environmental, health and safety laws and regulations, including those relating to hydraulic fracturing; severe weather impacts on Key's business; Key's ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; the loss of one or more of Key's larger customers; the impact of compliance with climate change legislation or initiatives; Key's ability to generate sufficient cash flow to meet debt service obligations; the amount of Key's debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key's debt service obligations due to variable rate indebtedness; Key's inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key's ability to achieve the benefits expected from acquisition and disposition transactions; Key's ability to respond to changing or declining market conditions, including Key's ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key's ability to maintain sufficient liquidity; adverse impact of litigation; and other factors affecting Key's business described in "Item 1A. Risk Factors" in its Annual Report on Form 10-K for the year ended December 31, 2015 and its other filings with the SEC and in Article XI of the Disclosure Statement.

About Key Energy Services
Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Russia.